Exhibit 5.1

O’Melveny & Myers LLP	T: +1 949 823 6900
610 Newport Center Drive	F: +1 949 823 6994
17th Floor	omm.com
Newport Beach, CA 92660-6429

September 17, 2019

Glaukos Corporation
229 Avenida Fabricante
San Clemente, California 92672

Re:          Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Glaukos Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the shares of the Company’s common stock, par value $0.001 per share (the “Shares”), to be issued by the Company pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 7, 2019, by and among the Company, Avedro, Inc., a Delaware corporation (“Avedro”), and Atlantic Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Avedro, with Avedro continuing as the surviving corporation.

In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of those corporate and other records and documents as we considered appropriate including, without limitation:

(i)                                     the Registration Statement;

(ii)                                  the Merger Agreement;

(iii)                               the Restated Certificate of Incorporation of the Company as presently in effect;

(iv)                              the Amended and Restated Bylaws of the Company as presently in effect; and

(v)                                 certain resolutions adopted by the Board of Directors of the Company relating to the registration and issuance of the Shares and related matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts

Century City  •  Los Angeles  •  Newport Beach  •  New York  •  San Francisco  •  Silicon Valley  •  Washington, DC

Beijing  •  Brussels  •  Hong Kong  •  London  •  Seoul  •  Shanghai  •  Singapore  •  Tokyo

material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the Shares to be issued by the Company pursuant to the terms of the Merger Agreement have been duly authorized by all necessary corporate action of the Company and, when the Registration Statement has been declared effective by order of the Commission and the Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

The law covered by this opinion is limited to the current General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the proxy statement/prospectus included in the Registration Statement other than as expressly stated herein with respect to the Shares.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the proxy statement/prospectus constituting part of the Registration Statement.  This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This opinion speaks only as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

Respectfully submitted,

/s/ O’Melveny & Myers LLP